                                                Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-230920, 333-224539, and 333-72312) and Form S-8 (Nos. 333-239564, 333-56536, 333-88162, 333-109234, 333-109235, 333-109238, 333-158824, 333-158826, 333-188222, 333-189638, and 333-217769) of Kellogg Company of our report dated February 22, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 22, 2021